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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 2, 2001

Public Service Company of Colorado
(a Colorado Corporation)
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)
1225 17th Street, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  303-571-7511

(Former name or former address, if changed since last report)

Item 5.  Other Events

    Public Service Company of Colorado (PSCo) adopted accrual accounting for postemployment benefits under SFAS No. 112—"Employers Accounting for Postemployment Benefits" in 1994. Since the costs of these benefits were historically recorded and recovered in rates on a pay-as-you go basis, PSCo recorded regulatory assets in anticipation of obtaining future rate recovery of the additional costs accrued under the new accounting method. PSCo requested approval to recover its Colorado retail natural gas jurisdictional portion of accrued postemployment costs in a 1996 retail rate case and its retail electric jurisdictional portion in the electric earnings test filing for 1997.

    In the 1996 rate case, the Colorado Public Utility Commission (CPUC) allowed recovery of postemployment benefit costs on an accrual basis, but denied PSCo's request to amortize the regulatory asset. PSCo appealed this decision to the Denver District Court. In 1998, the CPUC deferred the final determination of the regulatory treatment of the electric jurisdictional costs pending the outcome of PSCo's appeals on the natural gas rate case. On Dec. 16, 1999, the Denver District Court affirmed the decision by the CPUC.

    On Jan. 31, 2000, PSCo filed a Notice of Appeal with the Colorado Supreme Court and in February 2001 presented oral arguments. On July 2, 2001, the Colorado Supreme Court affirmed the District Court decision. Accordingly, PSCo has written off $23 million of regulatory assets related to deferred postemployment benefit costs as of June 30, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF COLORADO (a Colorado Corporation)
/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

July 17, 2001

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SIGNATURES